          As filed with the Securities and Exchange Commission on March 13, 2001
                                                    Registration No. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                COTT CORPORATION

              -----------------------------------------------------
               (Exact name of issuer as specified in its charter)

                  CANADA                                 NOT APPLICABLE
      -------------------------------                ----------------------
      (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                 Identification Number)

                                COTT CORPORATION
                              207 QUEEN'S QUAY WEST
                                    SUITE 340
                                TORONTO, ONTARIO
                                 CANADA M5J 1A7
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                     RESTATED 1986 COMMON SHARE OPTION PLAN
                               OF COTT CORPORATION
                ------------------------------------------------
                            (Full title of the plan)

                                 COTT USA CORP.
                            5405 CYPRESS CENTER DRIVE
                                    SUITE 100
                              TAMPA, FLORIDA 33609
           ----------------------------------------------------------
                     (Name and address of agent for service)

                                 (813) 342-2500
                    -----------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                                 Copies to:

    MARK R. HALPERIN                       DIANA MCCARTHY, ESQ.
    SVP, GENERAL COUNSEL & SECRETARY       DRINKER BIDDLE & REATH LLP
    COTT CORPORATION                       ONE LOGAN SQUARE
    207 QUEEN'S QUAY WEST                  18TH & CHERRY STREETS
    SUITE 340                              PHILADELPHIA, PENNSYLVANIA 19103
    TORONTO, ONTARIO
    CANADA M5J 1A7                         AND

                                           NEIL M. SHEEHY
                                           GOODMANS LLP
                                           250 YONGE STREET
                                           SUITE 2400
                                           TORONTO, ONTARIO
                                           CANADA M5B 2M6



------------------------------------------------------------------------------------------------------------------------------------
                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                   Amount            Proposed                    Proposed Maximum           Amount of
Title of Securities                To Be             Maximum Offering            Aggregate Offering         Registration
To Be Registered                   Registered        Price Per Share (1)         Price (1)                  Fee (2)(3)
-------------------                ----------        -------------------         ------------------         ------------
COMMON SHARES, NO PAR VALUE        11,650,000             $9.595                     $111,781,750             $27,945.44
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of the calculation of the registration fee. See note (3).

(2) Calculated pursuant to Rule 457(h). Computed based upon a price of $9.595 per share, the average of the high and low sales prices of a Common Share of the Registrant on The Nasdaq National Market on March 6, 2001.

(3)  Paid by wire transfer.

                                EXPLANATORY NOTE

            A Registration Statement on Form S-8 (File No. 33-72894) (the "Registration Statement") was filed on December 15, 1993 to register 350,000 Common Shares that are issuable under the 1986 Common Share Option Plan (the "Plan"). The Board of Directors has subsequently increased the aggregate number of Common Shares that are issuable under the Plan to 12,000,000.

            This Registration Statement is being filed to register the additional 11,650,000 Common Shares that will be issuable under the Plan and to file as an exhibit the Plan, as amended. Pursuant to General Instruction E to the Form S-8, the Registrant incorporates by reference herein the contents of the Registration Statement.


ITEM 8.               EXHIBITS
                      --------

Exhibit No.           Title

Exhibit 4             Restated 1986 Common Share Option Plan of Cott Corporation

Exhibit 5             Opinion of Goodmans, counsel to the Registrant.

Exhibit 23            Consent of PricewaterhouseCoopers LLP.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 13th day of March, 2001.


                                       COTT CORPORATION



                                       By:/s/ Mark R. Halperin
                                          --------------------------------------
                                              Mark R. Halperin





                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark R. Halperin, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           NAME                                 CAPACITY                              DATE
           ----                                 --------                              ----

/s/ Frank E. Weise, III           Chief Executive Officer & Director             March 12, 2001
-----------------------
FRANK E. WEISE, III

/s/ Serge Gouin                   Chairman of the Board of Directors             March 12, 2001
-----------------------           & Director
SERGE GOUIN

/s/ Colin J. Adair                Director                                       March 12, 2001
-----------------------
COLIN J. ADAIR

/s/ W. John Bennett               Director                                       March 12, 2001
-----------------------
W. JOHN BENNETT

                                  Director                                       ____________
-----------------------
C. HUNTER BOLL

                                  Director                                       ____________
-----------------------
THOMAS M. HAGERTY

/s/ Stephen H. Halperin           Director                                       March 12, 2001
-----------------------
STEPHEN H. HALPERIN

/s/ David V. Harkins              Director                                       March 12, 2001
-----------------------
DAVID V. HARKINS

/s/ True H. Knowles               Director                                       March 12, 2001
-----------------------
TRUE H. KNOWLES

/s/ Fraser D. Latta               Director                                       March 12, 2001
-----------------------
FRASER D. LATTA

/s/ Donald G. Watt                Director                                       March 12, 2001
-----------------------
DONALD G. WATT

/s/ Raymond P. Silcock            Chief Financial Officer                        March 12, 2001
-----------------------           (Principal Financial Officer)
RAYMOND P. SILCOCK

/s/ Tina Dell'Aquila              Controller                                     March 12, 2001
-----------------------
TINA DELL'AQUILA

                            AUTHORIZED REPRESENTATIVE

            Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Cott Corporation in the United States, on the 13th day of March, 2001.

                                         Cott USA Corp.
                                         (Authorized Representative)



                                        By:/s/ Mark R. Halperin
                                           -------------------------------------
                                               Mark R. Halperin

                                  EXHIBIT INDEX


Exhibit No.               Title
----------                -----

Exhibit 4     Restated 1986 Common Share Option Plan of Cott Corporation

Exhibit 5     Opinion of Goodmans, counsel to the Registrant

Exhibit 23    Consent of PricewaterhouseCoopers LLP.